EXHIBIT 1(h)

                                JOINDER AGREEMENT


      This Joinder Agreement dated as of ________ __, ____ (this "Joinder Agreement"), by and among The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), Bear, Stearns & Co. Inc. ("Bear Stearns"), the agents listed on Schedule A hereto (collectively, the "Agents") and Morgan Stanley & Co. Incorporated (the "Joining Party") amends The Bear Stearns Companies Inc. $2,000,000,000 IncomeNotesSM Distribution Agreement dated as of June 19, 2003 (the "Distribution Agreement"), by and among the Company, Bear Stearns and the Agents.

      The Joining Party, the Company, Bear Stearns and the Agents, hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Distribution Agreement as of the date hereof and shall have all of the rights and obligations of an "Agent" thereunder as if the Joining Party had been a party to and had executed the Distribution Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Distribution Agreement.

      The Joining Party, the Company, Bear Stearns and the Agents, hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Distribution Agreement may be amended from time to time by a written amendment duly executed by the Company and Bear Stearns, on behalf of the Agents, for the purpose of adding additional agents to the Distribution Agreement.

      This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Joinder Agreement shall constitute due and sufficient delivery of such counterpart.

      Please confirm your acceptance of this Joinder Agreement by signing and returning to us the enclosed duplicate copy hereof.

                            [Signature Pages Follow]

CONFIRMED AND ACCEPTED, as
of the date hereof:


THE BEAR STEARNS COMPANIES INC.

By:
   --------------------------------------------
   Title:


BEAR, STEARNS & CO. INC.

By:
   --------------------------------------------
   Title:


A.G. EDWARDS & SONS, INC.

By:
   --------------------------------------------
   Title:


BB&T CAPITAL MARKETS

By:
   --------------------------------------------
   Title:


CITIGROUP GLOBAL MARKETS INC.

By:
   --------------------------------------------
   Title:


EDWARD D. JONES & CO., L.P.

By:
   --------------------------------------------
   Title:


FIDELITY CAPITAL MARKETS,
  A DIVISION OF NATIONAL FINANCIAL SERVICES LLC

By:
   --------------------------------------------
   Title:


MELLON FINANCIAL MARKETS, LLC

By:
   --------------------------------------------
   Title:

MORGAN STANLEY & CO. INCORPORATED

By:
   --------------------------------------------
   Title:


PRUDENTIAL FINANCIAL INCORPORATED

By:
   --------------------------------------------
   Title:


UBS FINANCIAL SERVICES INC.

By:
   --------------------------------------------
   Title:


WACHOVIA SECURITIES, INC.

By:
   --------------------------------------------
   Title:


WELLS FARGO INVESTMENT SERVICES, LLC

By:
   --------------------------------------------
   Title:

                                   SCHEDULE A




A.G. Edwards & Sons, Inc.                Mellon Financial Markets, LLC
One North Jefferson                      Suite 0475
St. Louis, MO 63103                      One Mellon Center
Attention: Mary Ann Cribbin              Pittsburgh, PA 15258-0001
                                         Attention: Brian Cothran

BB&T Capital Markets                     Prudential Financial Incorporated
2 South 9th Street                       1 New York Plaza
Richmond VA  23219                       New York, NY  10292
Attention: Scott Peterfy                 Attention: James Whang

Citigroup Global Markets Inc.            UBS Financial Services Inc.
388 Greenwich Street                     800 Harbor Blvd
New York, NY  10013                      Weehawken, NJ  07087
Attention: Medium-Term Note Department   Attention: Jim LeBlanc

Edward D. Jones & Co., L.P.
12555 Manchester Road                    Wachovia Securities, Inc.
St. Louis, MO  63131                     901 East Byrd St
Attention:  Karen Liebsch                West Tower 3rd Floor
                                         Richmond, VA 23219
                                         Attention: George Curci
Fidelity Capital Markets
200 Seaport Blvd., Mail Zone: Z2H        Wells Fargo Investment Services, LLC
Boston, MA 02210                         Corporate Bond Trader
Attention:  Jamee Smith                  999 3rd Ave, Suite 4000
                                         Seattle, WA 98104
                                         Attention: Betsy Boileau